Exhibit 23.3
MORGAN JOSEPH
August 6, 2007
Cumberland Pharmaceuticals, Inc.
2525 West End Avenue, Suite 950
Nashville, TN 37203
To Whom It May Concern:
      We hereby consent to the use of our name in the section of Cumberland Pharmaceuticals, Inc.’s Registration Statement entitled “Stock-Based Compensation” with respect to the undersigned having assisted management in December 2006 in the preparation of a valuation analysis for the review of Cumberland’s Board of Directors.
Regards,
/s/ John M. Lane
John M. Lane
Director